Exhibit 99.1

WD Reports Fiscal First Quarter 2027 Financial Results

Q1FY27 Highlights:
•Revenue of $4.38 billion, up 55% year-over-year
•GAAP gross margin of 57.8%; non-GAAP gross margin of 58.1%
•GAAP diluted EPS of $4.63; non-GAAP diluted EPS of $4.64
•Cash flow from operations of $1.60 billion; free cash flow of $1.38 billion
•Q2FY27 revenue expected to be up 66% to 72% year-over-year

SAN JOSE, Calif. — October 22, 2026 — Western Digital Corporation (Nasdaq: WDC) today reported fiscal first quarter 2027 financial results for the period ended October 2, 2026.

“Fiscal 2027 is off to a strong start, with results exceeding expectations, driven by robust customer demand and disciplined execution. In our fiscal first quarter, revenue grew 55% year over year, non-GAAP gross and operating margins expanded to 58.1% and 49.1%, respectively, resulting in a 161% year-over-year increase in non-GAAP EPS. Reflecting our confidence in the business and our commitment to return capital to shareholders, we are raising our quarterly cash dividend by 17% to $0.175 per share,” said Irving Tan, CEO of WD. “We are executing well through our technology transitions to meet the growing demand for storage. As we deepen our customer relationships, broaden the customer base to new areas of the market, and extend our visibility into future demand, we are building an increasingly durable foundation for long-term value creation.”

Western Digital Reports Fiscal First Quarter 2027 Financial Results

Q1FY27 Financial Highlights

($ in millions, except per share amounts)
	GAAP

	Q1FY27	Q4FY26	Q1FY26	Q/Q	Y/Y
Revenue	$4,381	$3,747	$2,818	+17%	+55%
Gross Margin	57.8%	54.1%	43.5%	+370 bps	+1430 bps
Operating Income	$2,046	$1,563	$792	+31%	+158%
Operating Margin	46.7%	41.7%	28.1%	+500 bps	+1860 bps
Diluted Net Income Attributable to Common Shareholders	$1,779	$3,195	$1,154	-44%	+54%
Diluted Net Income Per Common Share	$4.63	$8.21	$3.07	-44%	+51%

	Non-GAAP

	Q1FY27	Q4FY26	Q1FY26	Q/Q	Y/Y
Revenue	$4,381	$3,747	$2,818	+17%	+55%
Gross Margin	58.1%	54.4%	43.9%	+370 bps	+1420 bps
Operating Income	$2,153	$1,655	$856	+30%	+152%
Operating Margin	49.1%	44.2%	30.4%	+490 bps	+1870 bps
Diluted Net Income Attributable to Common Shareholders	$1,779	$1,382	$655	+29%	+172%
Diluted Net Income Per Common Share	$4.64	$3.56	$1.78	+30%	+161%

Western Digital Reports Fiscal First Quarter 2027 Financial Results

Business Outlook for Fiscal Second Quarter of 2027
“Our first quarter results demonstrate the continued momentum in our business, with robust exabyte growth and improved pricing driving another quarter of strong financial performance,” said Kris Sennesael, CFO of WD. “Looking ahead, for our fiscal second quarter of 2027, at the midpoint of the ranges, we expect revenue of $5.1 billion, non-GAAP gross margin of 60.5%, and non-GAAP EPS of $5.80.”

Non-GAAP(1)
Revenue	$5.1B +/- $100M
Gross margin	60% - 61%
Operating expenses	$400M - $410M
Interest and other expense, net	~ $15M
Tax rate	~ 17%
Diluted net income per common share	$5.80 +/- $0.20
Diluted weighted average shares	~ 380M

(1)     We provide earnings guidance only on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate or cannot be allocated or quantified with certainty and is dependent on future events outside of our control. Please refer to the section titled “Non-GAAP Guidance” under “Discussion Regarding the Use of Non-GAAP Financial Measures” in this press release for additional information regarding the non-GAAP measures, including quantification of known expected adjustment items.

Dividend
WD’s Board of Directors declared a cash dividend of $0.175 per share of the company’s common stock, which will be paid on December 17, 2026 to stockholders of record as of the close of business on December 4, 2026.

WD’s Fiscal First Quarter 2027 Conference Call
WD will host a conference call to discuss its fiscal first quarter 2027 results and business outlook for the fiscal second quarter of 2027 today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. The live and archived conference call and the earnings presentation can be accessed online at investor.wdc.com.

About WD
WD, also known as Western Digital, builds the storage infrastructure that powers certainty in the AI-driven data economy. At the forefront of innovation, WD partners with the world’s leading hyperscalers, cloud service providers, and enterprises to enable reliable storage solutions that are proven and trusted at scale. Driven by a culture of innovation and execution, WD helps customers store, protect, and use the world’s data with confidence. Follow WD on LinkedIn and learn more at www.wd.com.

Western Digital Reports Fiscal First Quarter 2027 Financial Results

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook, operational and financial performance for the fiscal second quarter of 2027 and beyond, demand and market conditions for the company’s products as well as growth opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: concentration of revenue in the company’s Cloud end market and among the company’s top customers; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; the company’s dependence on a limited number of qualified suppliers; difficulties or delays in manufacturing or other supply chain disruptions; the impact of long-term agreements; product defects; hiring and retention of key employees; risks associated with strategic initiatives, restructurings, acquisitions, divestitures, mergers and the company’s strategic relationships; adverse global or regional conditions, including changes in U.S. trade policy, new or additional tariffs or trade restrictions, inflation, increases in interest rates and an economic recession; volatility in demand for the company’s products; the competitive environment, including actions by the company’s competitors and the impact of competitive products and pricing; risks associated with the company’s use of artificial intelligence; compromise, damage or interruption from cybersecurity incidents or other data or system security risks; the company’s debt and other financial obligations; changes in tax laws or unanticipated tax liabilities; any decisions to reduce or discontinue paying cash dividends or repurchasing shares of the company’s common stock; fluctuations in currency exchange rates in connection with the company’s international operations; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; risks associated with the company’s goals relating to sustainability matters, including the company’s ability to meet its greenhouse gas emissions reduction and other sustainability goals; the company’s reliance on intellectual property and other proprietary information; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 14, 2026 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 2, 2026	October 3, 2025
Revenue, net	$4,381	$2,818
Cost of revenue	1,847	1,591
Gross profit	2,534	1,227
Operating expenses:
Research and development	283	294
Selling, general and administrative	162	138
Business realignment charges	43	3
Total operating expenses	488	435
Operating income	2,046	792
Interest and other income (expense), net	(8)	545
Income before taxes	2,038	1,337
Income tax expense	259	155
Net income	1,779	1,182
Dividends and income attributable to participating securities(1)	—	(30)
Basic net income attributable to common shareholders	1,779	1,152
Re-allocation of participating securities considered potentially dilutive	—	2
Diluted net income attributable to common shareholders	$1,779	$1,154

Weighted average shares:
Basic	366	345
Diluted	384	376

Net income per common share:
Basic	$4.86	$3.34
Diluted	$4.63	$3.07

(1)     Participating securities in the prior year period consisted of preferred stock prior to its conversion in February 2026, because it participated on a pro rata basis in any dividends declared on shares of common stock.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	October 2, 2026	July 3, 2026
ASSETS
Current assets:
Cash and cash equivalents	$1,314	$1,579
Accounts receivable, net	2,232	2,026
Inventories	1,781	1,511
Other current assets	541	518
Total current assets	5,868	5,634
Property, plant and equipment, net	2,586	2,476
Goodwill	4,321	4,321
Other non-current assets	1,464	1,430
Total assets	$14,239	$13,861
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,855	$1,774
Accrued expenses	675	690
Accrued compensation	469	551
Income taxes payable	304	173
Debt, current	789	1,052
Total current liabilities	4,092	4,240
Other liabilities	799	757
Total liabilities	4,891	4,997
Total shareholders’ equity	9,348	8,864
Total liabilities and shareholders’ equity	$14,239	$13,861

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	October 2, 2026	October 3, 2025
Cash flows from operating activities
Net income	$1,779	$1,182
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	104	88
Stock-based compensation	79	53
Deferred income taxes	(30)	55
Gain on retained interest in Sandisk	—	(611)
Other non-cash operating activities, net	3	4
Changes in:
Accounts receivable, net	(206)	131
Inventories	(269)	(101)
Accounts payable	52	248
Other assets and liabilities, net	92	(377)
Net cash provided by operating activities	1,604	672
Cash flows from investing activities
Purchases of property, plant and equipment, net	(227)	(73)
Strategic investments and other, net	2	16
Net cash used in investing activities	(225)	(57)
Cash flows from financing activities
Employee stock plans, net	(317)	(55)
Repurchases of common stock	(1,001)	(553)
Dividends paid to shareholders	(56)	(39)
Settlement of convertible notes transactions	(570)	—
Proceeds from (repayments of) debt, net	300	(31)
Net cash used in financing activities	(1,644)	(678)
Effect of exchange rate changes on cash	—	(3)
Net decrease in cash and cash equivalents	(265)	(66)
Cash and cash equivalents, beginning of period	1,579	2,114
Cash and cash equivalents, end of period	$1,314	$2,048

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except percentages; unaudited)

	Three Months Ended
	October 2, 2026	July 3, 2026	October 3, 2025
GAAP gross profit	$2,534	$2,028	$1,227
Stock-based compensation expense	9	7	9
Other	1	2	1
Non-GAAP gross profit	$2,544	$2,037	$1,237

GAAP gross margin	57.8%	54.1%	43.5%
Non-GAAP gross margin	58.1%	54.4%	43.9%

GAAP operating expenses	$488	$465	$435
Stock-based compensation expense	(70)	(38)	(44)
Business realignment charges	(27)	(42)	(3)
Other	—	(3)	(7)
Non-GAAP operating expenses	$391	$382	$381

GAAP operating income	$2,046	$1,563	$792
Gross profit adjustments	10	9	10
Operating expense adjustments	97	83	54
Non-GAAP operating income	$2,153	$1,655	$856

GAAP operating margin	46.7%	41.7%	28.1%
Non-GAAP operating margin	49.1%	44.2%	30.4%

GAAP interest and other income (expense), net	$(8)	$1,684	$545
Gain on retained interest in Sandisk	—	(2,050)	(611)
Costs in connection with debt and equity transactions	2	362	—
Other	(4)	(6)	22
Non-GAAP interest and other income (expense), net	$(10)	$(10)	$(44)

GAAP income tax expense	$259	$52	$155
Income tax adjustments	105	211	(16)
Non-GAAP income tax expense	$364	$263	$139

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 2, 2026	July 3, 2026	October 3, 2025
GAAP net income	$1,779	$3,195	$1,182
Amount allocated to preferred shareholders	—	—	(28)
GAAP diluted net income attributable to common shareholders	$1,779	$3,195	$1,154

GAAP net income	$1,779	$3,195	$1,182
Gross profit adjustments	10	9	10
Operating expense adjustments	97	83	54
Interest and other income (expense) adjustments	(2)	(1,694)	(589)
Income tax adjustments	(105)	(211)	16
Non-GAAP net income	1,779	1,382	673
Amount allocated to preferred shareholders	—	—	(18)
Non-GAAP diluted net income attributable to common shareholders	$1,779	$1,382	$655

Diluted weighted average shares:
GAAP	384	389	376
Benefit of shares related to capped call transactions	(1)	(1)	(7)
Non-GAAP	383	388	369

Diluted net income per common share:
GAAP	$4.63	$8.21	$3.07
Non-GAAP	$4.64	$3.56	$1.78

Cash flows
Cash flows provided by operating activities	$1,604	$1,389	$672
Purchases of property, plant and equipment, net	(227)	(108)	(73)
Free cash flow	$1,377	$1,281	$599

Discussion Regarding the Use of Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release sets forth certain financial measures that are not calculated in accordance with GAAP (“non-GAAP measures”). These non-GAAP measures, which are detailed in the reconciliation tables above, are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. The company believes the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these non-GAAP measures exclude, as applicable, stock-based compensation expense; business realignment charges; gain on retained interest in Sandisk; costs in connection with debt and equity transactions; income tax adjustments; and other adjustments. The company believes these measures, along with the related reconciliations to the GAAP measures, provide additional detail and comparability for assessing the company’s results. These non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Business realignment charges. From time to time, in order to realign the company’s operations with anticipated business needs or to achieve cost synergies from the integration of acquisitions, the company may incur charges in connection with actions to terminate employees, impair assets or otherwise restructure its operations and may recognize credits related to charges previously incurred. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Gain on retained interest in Sandisk. The company retained an ownership interest in Sandisk at the time of the separation of its flash business and has recognized gains on the mark-to-market adjustment of such interest. The company believes these adjustments do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Costs in connection with debt and equity transactions. In connection with the company’s actions to monetize its retained interest in Sandisk and reduce its debt, it completed a number of transactions, including a debt-for-equity exchange, equity-for-equity exchanges, and the private settlement of a portion of the company’s convertible note obligations. In connection with these transactions, the company recognized costs primarily related to discounts given to the counterparties of the transaction. The company believes these costs do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Income tax adjustments. Income tax adjustments represent the difference between income taxes based on a forecasted annual GAAP tax rate and a forecasted annual non-GAAP tax rate, which have been adjusted to account for the tax effects of items excluded from non-GAAP pre-tax income as well as the tax effects of non-recurring and period-specific tax items. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Other adjustments. From time to time, the company records costs, charges, and benefits that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

As described above, the company also presents the following non-GAAP financial measures:

Non-GAAP diluted weighted average shares. The company calculates non-GAAP diluted net income per common share based on non-GAAP diluted weighted average shares. Management uses non-GAAP diluted weighted average shares to evaluate — in addition to the potential dilution due to the outstanding restricted stock units and the dilution from the 2028 convertible notes that are included in GAAP diluted weighted average shares — the benefit expected to be provided by existing capped call transactions entered into in connection with the 2028 convertible notes to offset the dilutive impact of the convertible notes, up to their capped limit. In periods where the quarterly average stock price per share exceeds the conversion price of the 2028 convertible notes, non-GAAP diluted weighted average shares includes the anti-dilutive impact of the company’s capped call transactions, up to the then-applicable capped call price per share.

Free cash flow. Free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net. The company considers free cash flow generated in any period to be a key indicator of the underlying health of the business.

Non-GAAP Guidance
This press release contains forward-looking estimates of certain non-GAAP financial measures for the fiscal second quarter of 2027 (“Q2FY27”). We provide these non-GAAP measures to investors on a prospective basis because certain information necessary to reconcile such guidance to GAAP is difficult to predict and estimate or cannot be allocated or quantified with certainty and is often dependent on future events that may be uncertain or outside of our control. Accordingly, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not available without unreasonable effort.

The known adjustments to our non-GAAP guidance for Q2FY27 and details on how our non-GAAP tax rate guidance is determined are provided below:
•Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $15 million.
•Non-GAAP operating expenses guidance excludes stock-based compensation and other expenses, totaling approximately $80 million.
•Non-GAAP diluted net income per common share guidance excludes the items described above, totaling approximately $95 million.
•Non-GAAP tax rate guidance is determined based on a percentage of non-GAAP pre-tax income or loss. Our estimated non-GAAP tax rate may differ from our GAAP tax rate due to: (i) the tax effects of items excluded from our non-GAAP pre-tax income or loss; (ii) the tax effects of non-recurring and period-specific items; and (iii) our accrual of GAAP income taxes and non-GAAP income taxes, which are calculated in each interim period using our best estimates of income taxes for the full year.
•Non-GAAP diluted weighted average shares guidance reflects no material benefit expected to be provided by existing capped call transactions entered into in connection with our convertible senior notes due 2028.

In addition to the adjustments to our forward-looking non-GAAP financial measures described above, reconciliations to comparable forward-looking GAAP financial measures may include additional adjustments that are not available without unreasonable effort. These additional adjustments may include unanticipated changes in our GAAP effective tax rate, unanticipated charges related to business realignment, unanticipated litigation matters, and other unanticipated gains, losses, and impairments, and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

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Contacts:
Western Digital Corporation

Investor Contact:	Media Contact:
Ambrish Srivastava	Media Relations
408.717.9765	408.801.0021
ambrish.srivastava@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com